Exhibit 1.2

RAIN THERAPEUTICS, INC.

FIRST AMENDMENT TO UNDERWRITING AGREEMENT

November 4, 2022

Guggenheim Securities, LLC

As Representative of the

several Underwriters named in

Schedule I attached hereto

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

This letter serves as an amendment (the “First Amendment”) to the Underwriting Agreement (the “Underwriting Agreement”), dated November 3, 2022, by and between Rain Therapeutics, Inc., a Delaware corporation (the “Company”) and Guggenheim Securities, LLC, acting as the representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters,” or each, an “Underwriter”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

The terms of our agreement, as set forth in the Underwriting Agreement, are hereby modified and amended as follows:

1.	The numbers of shares of Common Stock and Non-Voting Common Stock sold to the Underwriters pursuant to the Underwriting Agreement shall be as follows:

5,961,080 Shares of Common Stock

2,615,250 Shares of Non-Voting Common Stock

2.	The first paragraph of the Underwriting Agreement is deleted and replaced in its entirety with the following:

Rain Therapeutics Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 8,576,330 shares (the “Firm Shares”), which comprise (i) 5,961,080 shares of its voting common stock, par value $0.001 per share (the “Voting Common Stock”) and (ii) 2,615,250 shares of its non-voting common stock, par value $0.001 per share (the “Non-Voting Common Stock” and, together with the Voting Stock, the “Common Stock”). The Company also proposes to issue and sell to the several Underwriters up to an additional 1,286,449 shares (the “Additional Shares”) of Voting Common Stock at the option of the Underwriters as provided in Section 2(c) below. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the “Shares.” Guggenheim Securities, LLC (“Guggenheim Securities”) is acting as representative (the “Representative”) of the several Underwriters in connection with the offering and sale of the Shares contemplated herein (the “Offering”).

3.	Schedule I to the Underwriting Agreement is deleted and replaced in its entirety with the following:

Underwriter	Total Number of Firm Shares to be Purchased		Total Number of Additional Shares to be Purchased if Option is Fully Exercised
	Voting Common Stock	Non-Voting Common Stock
Guggenheim Securities, LLC	4,470,810	1,961,438	964,837
H.C. Wainwright & Co., LLC	894,162	392,287	192,967
JonesTrading Institutional Services LLC	596,108	261,525	128,645

Total	5,961,080	2,615,250	1,286,449

4.	Schedule III to the Underwriting Agreement is deleted and replaced in its entirety with the following:

1.	The Company is selling 5,961,080 shares of Voting Common Stock and 2,615,250 shares of Non-Voting Common Stock.

2.	The Company has granted an option, solely to cover over-allotments, to the Underwriters, severally and not jointly, to purchase up to an additional 1,286,449 shares of Voting Common Stock.

3.	The offering price per share of Voting Common Stock and Non-Voting Common Stock shall be $5.83.

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Except as specifically set forth herein, all other terms of the Underwriting Agreement shall remain in full force and effect without modification.

If you are in agreement with the terms of this First Amendment to the Underwriting Agreement, please date and sign in the space provided below and return a signed copy to my attention.

[Signature Page Follows]

Very truly yours,

RAIN THERAPEUTICS INC.

By:	/s/ Avanish Vellanki
Name: Avanish Vellanki
Title: Chief Executive Officer

Accepted as of the date first above written

GUGGENHEIM SECURITIES, LLC

By:	/s/ Jordan Bliss
Name: Jordan Bliss
Title: Senior Managing Director

On behalf of itself and the other Underwriters named in Schedule I to the Underwriting Agreement.

[Signature Page – First Amendment to Underwriting Agreement]